ARGUSS HOLDINGS, INC.
                                   EXHIBIT 23
                               CONSENT OF KPMG LLP
                                DECEMBER 31, 1999




                              ACCOUNTANT'S CONSENT


The Board of Directors
Arguss Holdings, Inc.

We consent to incorporation by reference in the registration statements (No. 333-19277 and No. 333-27017) on Form S-8 and in the registration statements (No. 333-33083 and No. 333-62779) on Form S-3 of Arguss Holdings, Inc. of our report dated February 14, 2000, relating to the consolidated balance sheets of Arguss Holdings, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Arguss Holdings, Inc.

                      /s/ KMPG LLP
                      --------------------------------
                      KPMG LLP



Boston, Massachusetts
March 15, 2000



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